Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-194719, 333-202652, 333-209835, 333-212954, 333-216208, 333-227781, and 333-230350 on Form S-8 of our report dated March 15, 2019, relating to the consolidated financial statements of A10 Networks, Inc. and its subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
March 8, 2021